EXHIBIT 10.8
EXHIBIT A
TO
ANALYSTS INTERNATIONAL CORPORATION
RESTATED SPECIAL EXECUTIVE RETIREMENT PLAN

15% Participation Rate:

Elmer N. Baldwin, effective November 1, 2007
Michael Souders, effective July 1, 2008
David J. Steichen, effective December 30, 2005
Colleen M. Davenport, effective December 30, 2005

5% Participation Rate:

Michael Gange, effective September 1, 2007
Alan Wise, effective September 1, 2007
Elizabeth Trammel (Libby Gilmore), effective September 1, 2007
David Jenkins, effective September 1, 2007
Brittany McKinney, effective June 23, 2008, by Employee Agreement executed June 27, 2008
Michael Vacanti, effective June 25, 2008, by Employee Agreement executed June 27, 2008
Craig Andrie, effective June 25, 2008, by Employee Agreement executed June 27, 2008
KC Foley, effective June 26, 2008, by Employee Agreement executed June 27, 2008